UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2012

STANDARD MICROSYSTEMS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of
Incorporation)

0-7422	11-2234952
(Commission File Number)	(IRS Employer Identification No.)

80 Arkay Drive, Hauppauge, New York	11788
(Address of Principal Executive Offices)	(Zip Code)

(631) 435-6000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 31, 2012, Standard Microsystems Corporation (the “Company” or “SMSC”) received notice that the Anti-Monopoly Bureau of the Ministry of Commerce of the People's Republic of China (“MOFCOM”) issued its decision clearing the acquisition of SMSC by Microchip Technology Incorporated (“Microchip”) pursuant to the Agreement and Plan of Merger, dated as of May 1, 2012 (the “Merger Agreement”), among Microchip, a Delaware corporation, Microchip Technology Management Co., a Delaware corporation and a wholly-owned subsidiary of Microchip (“Merger Sub”), and SMSC, pursuant to which Merger Sub will merge with and into SMSC, with SMSC surviving as a wholly-owned subsidiary of Microchip (the “Merger”).  As the Merger has now received all required regulatory approvals, SMSC and Microchip are moving to close the Merger on August 2, 2012.

Forward Looking Statements

Information set forth in this Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to a number of business, economic, legal and other risks that are inherently uncertain and difficult to predict, including, but not limited to: the actual timing of the closing of the acquisition, the satisfaction of the conditions to closing in the acquisition agreement and any termination of the acquisition agreement.  For a detailed discussion of these and other risk factors, please refer to the SEC filings of SMSC including those on Forms 10-K, 10-Q and 8-K.  You can obtain copies of such filings and other relevant documents for free at SMSC’s website (www.smsc.com) or the SEC’s website (www.sec.gov) or from commercial document retrieval services.  Stockholders of SMSC are cautioned not to place undue reliance on the forward-looking statements in this Current Report on Form 8-K, which speak only as of the date such statements are made.  SMSC does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this July 31, 2012 Current Report on Form 8-K, or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MICROSYSTEMS CORPORATION

Date: July 31, 2012	By:	/s/ Kris Sennesael

		Name:	Kris Sennesael
		Title:	Senior Vice President and Chief Financial Officer